Exhibit 99.1

China Jo-Jo Drugstores, Inc. to Participate in Global Hunter Securities 2010 China Conference

HANGZHOU, China--(BUSINESS WIRE)--July 12, 2010--China Jo-Jo Drugstores, Inc. (Nasdaq: CJJD) (“CJJD” or the “Company”), an operator of a retail pharmacy chain based in Hangzhou, today announced the Company will present at the Global Hunter Securities 2010 China Conference being held July 11-13, 2010 in San Francisco, California. Presentation details are provided below:

Date: Tuesday, July 13, 2010
Time: 3:30 PM PDT (Track 1)
Location: The St. Regis Hotel, San Francisco
Presenter: Bennet Tchaikovsky, Chief Financial Officer

Conference participation is by invitation and registration is mandatory. For more information on the conference, contact Global Hunter at 949-274-8050 or go to chinaconf@ghsecurities.com.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc., through its contractually controlled affiliates Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd., Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine General Partnership, and Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd., operates a retail pharmacy chain in China offering both western and traditional Chinese medicine. The chain currently has 31 stores throughout Hangzhou, the provincial capital of Zhejiang Province.

About Global Hunter Securities

Global Hunter Securities, LLC is a full service investment bank focusing on middle market corporate and institutional clients around the world. The firm provides insightful research, innovative capital raising and financial advisory and restructuring services supported by a sales and trading staff with world-wide reach. Global Hunter has offices in San Francisco, Los Angeles, New York, Houston, New Orleans, Newport Beach and Hong Kong, as well as a strong presence and reputation in mainland China. For more information about Global Hunter, please visit http://www.ghsecurities.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes, expects, anticipate, optimistic, intend, will" or similar expressions. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in VLOV’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov . All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:
China Jo-Jo Drugstores, Inc.
Bennet Tchaikovsky
Chief Financial Officer
310-622-4515
bennet@jojodrugstores.com
or
Investor Relations:
Capital Group Communications, Inc.
Mr. Kevin Fickle
415-332-7200 (English)
Kevin@capitalgc.com